UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:   May 25, 2005

Commission File Number 1-6227

LEE ENTERPRISES, INCORPORATED
(Exact name of Registrant as specified in its charter)

    Delaware                                 42-0823980
            (State of Incorporation)    (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa 52801
(Address of Principal Executive Offices)

(563) 383-2100
Registrant’s telephone number, including area code

_____________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Lee Enterprises, Incorporated (the "Company") has elected Michael R. Gulledge as Vice President-Publishing of the Company effective May 25, 2005. As with all of the Company's elected officers, he will serve in such capacity until the next annual meeting of the Company's Board of Directors, when the Board considers election of officers, or until his successor has been duly elected and qualified.

In 1998 Mr. Gulledge, 45, became Publisher of the Company's Herald & Review in Decatur, Illinois. Since 2000, he has been Publisher of the Billings Gazette, the Company's sixth largest daily newspaper by paid circulation. In February 2002, he became a Group Publisher, overseeing the Company's newspapers and publishing operations in Billings, Helena and Butte, Montana, and in Casper, Wyoming. With the Company's planned acquisition of Pulitzer Inc. in June, he will additionally have corporate responsibility for its daily newspapers in Santa Maria, Lompoc, Hanford and Napa in California, and Lihue in Hawaii.

Item 9.01 Financial Statements and Exhibits

99.1     News Release of Lee Enterprises, Incorporated dated May 25, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: May 25, 2005	/s/Carl G. Schmidt
Carl G. Schmidt
Vice President, Chief Financial Officer,
and Treasurer

INDEX TO EXHIBITS

Exhibit No.     Description
99.1                  News Release of Lee Enterprises, Incorporated dated May 25, 2005.

EXHIBIT 99.1

                   201 N. Harrison St.
                   Davenport, IA 52801-1939
                   www.lee.net

  NEWS RELEASE

 Michael Gulledge becomes Lee Enterprises publishing VP

DAVENPORT, Iowa (May 25, 2005) — Michael R. Gulledge, publisher of the *Billings Gazette* and a group publisher in Montana and Wyoming, has been elected a vice president of Lee Enterprises (NYSE: LEE).

Michael Gulledge

The announcement was made by Mary Junck, Lee chairman and chief executive officer.

"In his 22 years in Lee, Mike has inspired enthusiasm and over-the-top achievement from Carbondale to Decatur to Davenport to Billings to Helena, Butte and Casper," she said. "He's an outstanding leader and an ideal addition to our strong team of operating vice presidents."

Gulledge joined Lee in 1983 as a college intern at *The Southern Illinoisan* in Carbondale while earning a degree in journalism and advertising at Southern Illinois University. He was appointed advertising manager at *The Southern* in 1988 and in 1990 became advertising manager of the *Herald & Review* in Decatur, Illinois. In 1992 he became the advertising manager of the *Quad-City Times* in Davenport, Iowa. He returned to Decatur in 1997 as general manager, becoming publisher in 1998. In 2000, he was appointed publisher of the *Billings Gazette*. In February 2002, he received group leadership responsibilities.

He serves on several boards in Billings and the state, including St. Vincent Hospital and Healthcare Board, Big Sky Economic Development Authority Board, ZooMontana Board, Alberta Bair Theater Board and the Montana Chamber of Commerce Board. He and his wife, Susan, have a son.

Lee Enterprises owns 38 daily newspapers and a joint interest in six others, along with associated online services. Lee also publishes 200 weekly newspapers, shoppers and classified and specialty publications. Lee is based in Davenport, Iowa, and its stock is traded on the New York Stock Exchange under the symbol LEE. More information about Lee Enterprises is available at www.lee.net.

On Jan. 30, 2005, Lee and Pulitzer Inc. (NYSE: PTZ) announced that they have entered into a definitive agreement for Lee to acquire all of Pulitzer's capital stock for a cash purchase price of $64 per share, with enterprise value totaling $1.46 billion. The boards of directors of both companies have unanimously approved the transaction. The transaction is subject to customary closing conditions and approval by Pulitzer shareholders. The transaction is expected to close by the end of the second calendar quarter of 2005. Pulitzer's 14 daily newspapers include the *St. Louis Post-Dispatch*.

Contact: Dan.Hayes@Lee.net, (563) 383-2163